As filed with the Securities and Exchange Commission March 28, 2001
                           Registration No. 333-5744
      =====================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               View Systems, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
         (State or Other Jurisdiction of Incorporation or Organization)

                                   59-2928366
                      (I.R.S. Employer Identification No.)

               9693 Gerwig Lane, Suite O, Columbia, Maryland 21046 (Address of Principal Executive Offices) (Zip Code)

                              Employment Agreement
                            (Full Title of the Plan)

                                  Gunther Than
                      President and Chief Executive Officer
                        925 West Kenyon Avenue, Suite 15
                            Englewood, Colorado 80110
                     (Name and Address of Agent for Service)

                                 (303) 783-9153
           Telephone Number, Including Area Code, of Agent For Service

================================================================================================================
                                                Calculation of Registration Fee
================================================================================================================
                                                               Proposed
                                                                Maximum           Proposed         Amount of
           Title of Securities              Amount To Be       Offering           Maximum        Registration
            To Be Registered                 Registered1    Price Per Share2  Offering Price         Fee3

              Common Stock,                    100,000            $.61          $61,000.00          $15.25
             Par Value, .001
================================================================================================================





1 In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
2 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) based on the average of the high and low prices reported on the OTCBB on March 19, 2001, which was $.61.
3    Fee Previously paid.

                                EXPLANATORY NOTE

         This  registration   statement  is  being  filed  as  a  post-effective
amendment to Registration Statement on Form S-8 (Registration No. 333-57544) filed with the Securities and Exchange Commission on March 27, 2001.

         This registration statement registers reoffers and resales of shares of common stock, issued under the employment agreement of Gunther Than, President and Chief Executive Officer of View Systems, Inc., which may constitute "control securities" under General Instruction C to Form S-8. These control securities may be re-offered and resold on a continuous or delayed basis in the future under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act").

         This registration statement contains two parts. The first part contains a "reoffer prospectus" prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of Form S-8). The second part contains information required in the registration statement pursuant to Part II of Form S-8.

                               REOFFER PROSPECTUS

                               VIEW SYSTEMS, INC.
                         100,000 Shares of Common Stock
                          under an Employment Agreement
                              of View Systems, Inc.

         The shares we are registering are currently held by Gunther Than, President and Chief Executive Officer pursuant to his employment agreement. We will pay the expenses of registering his shares.

         Our common stock is quoted on the Nasdaq Over-The-Counter Bulletin Board under the symbol "VYST." The last reported sale price of the common stock on the Nasdaq Over-The-Counter-Bulletin-Board on March 19, 2001 was $0.59 per share.

         You should carefully consider the "Risk Factors" section beginning on page 2 of this Reoffer Prospectus.

         Neither the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

             The date of this Reoffer Prospectus is March 28, 2001.

                                TABLE OF CONTENTS

                                                                     Page

PROSPECTUS SUMMARY                                                   1
ABOUT VIEW SYSTEMS, INC.                                             1
THE OFFERING                                                         2
RISK FACTORS                                                         2
CAUTIONARY NOTE
         CONCERNING FORWARD LOOKING STATEMENTS                       11
PROCEEDS FROM SALE OF THE SHARES                                     12
SELLING STOCKHOLDER                                                  12
HOW THE SHARES MAY BE DISTRIBUTED                                    12
LEGAL OPINION                                                        14
EXPERTS                                                              14
WHERE YOU CAN FIND MORE INFORMATION                                  14
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE                    14
INDEMNIFICATION OF DIRECTORS AND OFFICERS                            15

                               PROSPECTUS SUMMARY

         This is only a summary and does not contain all of the information that may be important to you. You should read the more detailed information contained in this prospectus and all other information, including the financial information and statements with notes, referred to in this prospectus as discussed in the "Where You Can Find More Information" section of this prospectus. The principal executive office of View Systems, Inc. is located at 9693 Gerwig Lane, Suite O, Columbia, Maryland 21046. Our telephone number is
(410) 290-5919.

                            ABOUT VIEW SYSTEMS, INC.

         We incorporated in Florida in January, 1989 but did not become active until September, 1998 when Gunther Than joined us as our president and we began development of our product line. In May, 1999, we acquired Eastern Tech Manufacturing Corp ("ETMC"), a contract manufacturer of electronic hardware and assemblies which business we have continued to date on a limited basis and whose facilities we use to manufacture our products. In March, 1999, we made our first sales of our security and surveillance products. The potential market for security and surveillance products and services throughout the world is huge and has been enhanced by digital technology.

         We develop, produce and market digital security and surveillance systems utilizing video based cameras and microphones which are marketed under the trade name SecureView. Our security systems record video images digitally and permit their viewing remotely over the customer's existing closed circuit television (CCTV) systems together with audio output over ordinary telephone lines. We store the video output on computer hard disks rather than VCR tapes which significantly improves access to stored data. In addition, our systems are programmable and are capable of being customized to satisfy each customer's special requirements, be it coverage which is continuous or when events are detected. Our digital systems also employ digital video data compression which saves space and time for transmissions.

         In addition to SecureView, our products include the following:

         o ViewStorage which is a competitively priced programmable VCR replacement device that records video output digitally for use with existing CCTV systems and which will not degrade as tapes do.

         o PlateView which is a license plate recognition system that uses optical character recognition technology to provide an additional means of identifying individuals in a surveillance area for commercial or law enforcement use.

         o CareView which is a system for monitoring loved ones such as children at a day care center or at home with a baby sitter or adult relatives at a nursing home or hospice.

         o WebView which is a low-priced retail product that allows a user to capture and view remotely camera output from a limited number of cameras via a connection to a server which in turn is connected to the world-wide web for use by a customer desiring a low cost way to monitor remote assets such as a home or boat.

         We currently market our products principally to commercial users for monitoring facilities for the protection of employees, customers and assets which leads to the curtailment of crime and loss prevention. We also market our products to residential users and law enforcement agencies. We currently distribute our products through a network of twenty value-added domestic and international resellers which we intend to significantly expand.

                                  THE OFFERING

         The selling stockholder may offer and sell up to 100,000 shares of our common stock under this Reoffer Prospectus. We will not receive any of the proceeds from the sale of these shares of common stock. See "Proceeds from the Sale of Shares" and "Selling Stockholder."

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors before investing in our common stock.

Risks Relating to Our Business

We have a limited operating history with our products and we may experience difficulties in development, assembly and production of our products.

         We may not be able to successfully develop all of our products because of their complex engineering, assemble them because of our lack of experience or profitably make them because of our inability to buy components at discounted prices.

         It will be difficult for our engineers to develop WebView, CareView and ViewStorage so they can be marketed and provide enhancements and upgrades that we anticipate will be needed for PlateView and SecureView. New products and enhancements and upgrades for our existing products require the design of complex electronic circuitry and the development of long and complex software code instruction sets to power our computer hardware. Our engineers may discover that they can not economically design the new products we have conceived in our business plan or make enhancements and upgrades to our products in response to problems discovered from field installations, technological advances in competing products or components, or new functionality required by the marketplace. In that event, we may be forced to abandon products that are currently in our business plan, either because they are no longer feasible or would not be profitable to manufacture and sell.

         To produce our products, we must successfully convert our subsidiary ETMC's manufacturing capacity to production of our products. When we bought it, ETMC was in the business of electronic component assembly, typically assembly of cables, computer circuits and wire harnesses. Production of our products requires that we implement new manufacturing processes that assure the quality required by our industry. Because it is difficult to develop, implement and maintain these required types of manufacturing processes, there is no assurance that we will be able to do that.

         To profitably produce our products, we must obtain components assembled into our products at prices that are discounted by our suppliers because of large quantity orders and there is no assurance we will be able to do that. We do not have sufficient sales of our products to justify large quantity component orders and there is no assurance that we will achieve these sales.

We have experienced development stage losses.

         We commenced operations in September 1998. Although our company was incorporated in 1989, we remained a shell company until the fall of 1998. We had operating losses of $3,670,896 for the year ended December 31, 1999, and $1,833,005 for the year ended December 31, 2000, and we expect these losses to continue for the foreseeable future.

         Sales of our products have been limited since we commenced operations. As a result of the expenses we have incurred for research and development, marketing, and hiring and retaining key personnel, our expenses have greatly exceeded our revenues. For the foreseeable future, we expect these losses to continue.

         Most of our revenues to date have been produced from sales of contract electronic assembly services. However, we can not achieve profitability with this service revenue. Our profitability is dependent on our ability to increase sales of our security and surveillance products. In order to increase such sales, we will need to significantly increase our spending on items such as:

        o development of enhancements and upgrades to our existing SecureView line of products;
        o         research for new products;
        o         marketing and business development expenses; and
        o employment related expenses for the hiring and retention of key personnel.

         If these expenses do not help us generate increased sales of our security and surveillance products, we will not become profitable and we will be forced to reevaluate our business plan.

Our capital is limited and we will need additional financing to implement our business plan and continue operations.

         We require substantial working capital to fund our business. We expect that additional funds will be necessary for our company to implement our business plan. We have developed a business plan to grow our company that assumes that we will have additional capital available to us. Our business model encompasses:

        o         the engagement of additional marketing and sales personnel;
        o         product development;
        o         software development; and
        o         the acquisition of laboratory and testing equipment.

Our ability to continue operations will depend on our positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing. We anticipate that we will require approximately $3,000,000 for the fiscal year 2001 to implement fully our business plan and growth strategy.

         We will seek to obtain additional funds through sales of equity and/or debt, or other external financing in order to fund our current operations and to achieve our business plan. If we are unable to obtain financing in the amounts desired and on acceptable terms, or at all, we may be required to reduce significantly the scope of our presently anticipated expenditures, which could have a material adverse effect on our growth prospects and the market price of our common stock. If we raise additional funds by issuing equity securities, our stockholders will be further diluted.

The successful operation of our business depends upon the supply of hardware and software from third parties.

         Our operations depend on a number of third parties for hardware and software components. We have limited control over these third parties. We assemble our systems by combining commercially available hardware and software together with our proprietary software. We license software components that are integrated into our proprietary software and installed on our systems. We have license agreements for compression software components, facial recognition and database search software components and optical character recognition software components. Any breaches of these agreements by such third parties, or any errors, failures, interruptions, or delays experienced in connection with these third party technologies could negatively impact our relationship with users and adversely affect our brand and our business, and could expose us to liabilities to third parties.

Our services and reputation may be adversely affected by product defects or inadequate performance.

         We believe that we offer state-of-the art products that are reliable and competitively priced. In the event that our products do not perform to specifications or are defective in any way, our reputation may be materially adversely affected and we may suffer a loss of business and a corresponding loss in revenues.

We may face risks associated with potential acquisitions, investments, strategic partnerships or other ventures, including whether such transactions can be located, completed and the other party integrated with our business on favorable terms.

         As part of our long-term growth strategy, we may seek to acquire or make investments in complementary businesses, technologies, services or products or enter into strategic relationships with parties who can provide access to those assets, if appropriate opportunities arise. From time to time, we may enter into discussions and negotiations with companies regarding our acquiring, investing in, or partnering with their businesses, products, services or technologies. We may not identify suitable acquisition, investment or strategic partnership candidates, or if we do identify suitable candidates, we may not complete those transactions on commercially acceptable terms or at all. Acquisitions often involve a number of special risks, including the following:

        o we may experience difficulty integrating acquired operations, products, services and personnel;
        o         the acquisition may disrupt our ongoing business;
        o we may not be able to successfully incorporate acquired technology and rights into our service offerings and maintain uniform standards, controls, procedures, and policies;

        o         we may not be able to retain the key personnel of the acquired company;
        o the businesses we acquire may fail to achieve the revenues and earnings we anticipated; and
        o we may ultimately be liable for contingent and other liabilities, not previously disclosed to us, of the companies that we acquire.

         We may not successfully overcome problems encountered in connection with potential future acquisitions. In addition, an acquisition could materially adversely affect our operating results by:

        o         diluting your ownership interest;
        o         causing us to incur additional debt; and
        o forcing us to amortize expenses related to goodwill and other intangible assets.

         Any of these factors could have a material adverse effect on our business. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses. Furthermore, we may incur indebtedness or issue equity securities to pay for any future acquisitions.

There are certain provisions of our Articles of Incorporation and Bylaws that could have anti-takeover effects.

         Certain provisions of our Articles of Incorporation, as amended, and our bylaws could make more difficult our acquisition by means of a tender offer, a proxy contest or otherwise and the removal of our incumbent officers and directors. Our Articles of Incorporation and bylaws do not provide for cumulative voting in the election of directors. Our bylaws permit the board of directors to implement staggered terms for board members.

         Our Articles of Incorporation exempt us from the Florida statutes governing control-share acquisitions. Generally, under the statute, a person intending to acquire 20% or more of our shares must give us notice of such intent and request approval of the acquisition by our board of directors. If the board of directors fails to approve the acquisition then such persons may request a meeting of the stockholders at which stockholders will be given an opportunity to vote on whether such shares will be accorded full voting rights. Refusal by the stockholders to accord full voting rights would result in the proposed acquirer obtaining shares that could not be voted on any matters to come before the stockholders. Certain acquisitions are exempt from the effects of the statute, such as mergers, business combinations or other acquisitions that have been approved by the board of directors, as well as acquisitions of shares issued by us in our original offering or in subsequent offerings approved by the board.

Our success is dependent upon the protection of our intellectual property.

         Certain features of our products and documentation are proprietary and we rely on a combination of contract, copyright, trademark and trade secret laws and other measures to protect our proprietary information. Our technology could fall into our competitors' hands. We rely on keeping our technology secret from our competitors. We do not have any patents for our product designs or innovations. Further, we have not applied for copyright protection for our computer schematic designs or software source code. At the same time, we have entered into and expect to enter into business arrangements where we share our proprietary technology with business partners and employees. These arrangements are necessary to develop and sell our products.

We require that these parties sign agreements that they will keep our proprietary technology confidential. There can be no assurance that these parties will honor their contractual commitments.

         As part of our confidentiality procedures, we generally enter into confidentiality and invention assignment agreements with our employees and consultants and mutual non-disclosure agreements with our manufacturing representatives, dealers and systems integrators. We also limit access to and distribution of our software, documentation and other proprietary information. We cannot offer assurances that the steps we have taken will prevent misappropriation of our technology or that agreements entered into for that purpose will be enforceable. Notwithstanding the precautions we have taken, it might be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization.

         We may have to chose other trade identifiers for our products, resulting in a loss of investment in these trade identifiers. We have not yet applied for federal trademark protection for the trademarks associated with our products, such as SecureView, CareView, WebView and ViewStorage. We may not be able to register these trademarks with the US Patent and Trademark Office or we may be forced to abandon these trademarks because other persons have established proprietary rights in them.

         We also rely on a variety of technologies that we license from third parties. We cannot make any assurances that these third-party technology licenses will continue to be available to the company on commercially reasonable terms. Our inability to maintain or obtain upgrades to any of these technology licenses could result in delays in completing our proprietary technology enhancements and new developments until equivalent technology could be identified, licensed or developed and integrated. Any such delays would materially adversely affect our business, results of operations and financial condition.

Intellectual property infringement claims would harm our business.

         Although we do not believe that we are infringing the intellectual property rights of others, claims of infringement are becoming increasingly common as the software industry develops and legal protections, including patents, are applied to software products. Litigation may be necessary to protect our proprietary technology, and third parties may assert infringement claims against us with respect to their proprietary rights. Any future claims or litigation can be time-consuming and expensive regardless of their merit. Infringement claims against us can cause product release delays, require us to redesign our products or require us to enter into royalty or license agreements, which agreements may not be available on terms acceptable to us or at all. In the future, we may also need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on our business, results of operations and financial condition.

Gunther Than's services are critical to the success of our company and if he were to leave View Systems, it would have a detrimental effect on our company.

         We believe that the management and other experience of Gunther Than, our President and Chief Executive Officer, is critical to our success and the loss of his services would have a detrimental impact on our business. Although Mr. Than has signed an employment agreement with us, this agreement may be terminated by Mr. Than on not less than 60 days notice, subject to a one year covenant not to materially compete with us. Our success will also depend on our ability to hire and retain other qualified management, including trained and competent research and technical, marketing and sales personnel.

We may not be able to keep up with market demands for product design and development.

         The market for our products is characterized by ongoing technological development and evolving industry standards. Our success will depend upon our ability to enhance our current products and to introduce new products that address technological and market developments and satisfy the increasingly sophisticated needs of customers. For instance, we initially released our SecureView-4 into the market in July 1999. We cannot offer any assurances that we will be successful in developing, marketing and selling sufficient volumes of our SecureView-4 or developing and marketing on a timely basis any other fully functional product enhancements or new products that respond to the technological advances by others. There also can be no assurance that our new products will gain satisfactory market acceptance.

We may be subject to product liability claims.

         If an intrusion or other event that our products are designed to detect occurs in a setting where our products have been installed, we may be subject to a claim that an error or omission on our part contributed to the damages resulting from such event, which damages could be substantial. Such a claim could be made whether or not our product performed properly under the circumstances. We carry product liability insurance which management believes is adequate; however, a product liability judgment or settlement in excess of available insurance proceeds could have a material adverse effect on our financial condition and results of operations and any adverse claim or settlement could have an adverse effect on the availability and cost to us of product liability insurance.

Our failure to expand into international markets could harm our business.

         In order to compete in our industry, we intend to continue to expand our operations outside of the United States and enter additional international markets, primarily through the establishment of additional reseller arrangements. We expect to commit additional time and development resources to customizing our products and services for selected international markets and to developing international sales and support channels. We cannot assure that such efforts will be successful.

         We face certain difficulties and risks inherent in doing business internationally, including, but not limited to:

         o         costs of customizing  products and services for international markets;
         o         dependence on independent resellers;
         o         multiple and conflicting regulations;
         o         exchange controls;
         o         longer payment cycles;
         o         unexpected changes in regulatory requirements;
         o         import and export restrictions and tariffs;
         o         difficulties   in   staffing   and   managing   international
                   operations;
         o         greater   difficulty   or   delay  in   accounts   receivable
                   collection;
         o         potentially adverse tax consequences;

         o the burden of complying with a variety of laws outside the United States;
         o the impact of possible recessionary environments in economies outside the United States; and
         o         political and economic instability.

         Our successful expansion into certain countries will require additional modification of our products, particularly national language support. Our current export sales are denominated in United States dollars and we currently expect to continue this practice as we expand internationally. To the extent that international sales continue to be denominated in U.S. dollars, an increase in the value of the United States dollar relative to other currencies could make our products and services more expensive and, therefore, potentially less competitive in international markets. To the extent that future international sales are denominated in foreign currency, our operating results will be subject to risks associated with foreign currency fluctuation. We would consider entering into forward exchange contracts or otherwise engaging in hedging activities. To date, as all export sales are denominated in U.S. dollars, we have not entered into any such contracts or engaged in any such activities. As we increase our international sales, seasonal fluctuations resulting from lower sales that typically occur during the summer months in Europe and other parts of the world may affect our total revenues.

Risks Relating to Our Industry

Because we are subject to intense competition, primarily from larger more established companies, we may not have the financial resources to increase our market share.

         The market for video surveillance and identification products is very competitive and subject to rapid technological advances and the frequent introduction of new and enhanced products. The industry in which we operate has become even more competitive over the last several years as security issues and concerns have become a primary consideration worldwide. With respect to close circuit television (CCTV) system components and access control systems, there are numerous companies that market directly or through distributors such equipment to both retail and non-retail customers. We compete in marketing our systems and products principally on the basis of product performance, multiple technologies, service and price.

         To compete successfully, we must continue to design, develop, manufacture and sell new and enhanced products that will respond to customer requirements and allow us to capture market share from our competitors. We expect the intensity of competition to continue to put pressure on our engineering research and development departments as existing competitors enhance and expand their products. Any failure of our engineering department to keep pace with technological advances could adversely affect our ability to capture market share. Increased competition also may result in price reductions or reduced gross margins as more companies compete with one another by lowering prices. We must be able to keep our production costs low relative to our competition.

         Many of our competitors have advantages including established positions, brand name recognition, greater assets, personnel, sales and financial resources and established distribution networks. These larger more established competitors include Polaroid Corporation, Loronix Information Systems, Sensormatic Corporation and NICE Systems, Ltd. The distribution networks of these larger more established competitors gives them an advantage in achieving higher sales volumes. If they can achieve higher sales volumes, they can spread their costs over larger numbers of units, thereby reducing their per unit production costs and increasing their profitability.

         Competitors with greater financial resources may be able to offer lower prices or other incentives that we cannot match or offer. Some of our competitors produce a more comprehensive product line that may give them an advantage in selling products competitive to ours. We cannot be certain that we will be able to compete successfully against existing or other competition in the future.

Our inability to keep up with technological changes in our industry and identify emerging markets may render our products obsolete.

         The industry in which we operate is characterized by unpredictable and rapid technological changes and evolving industry standards. We will be substantially dependent on our ability to identify emerging markets and develop products that satisfy such markets. We cannot assure that we will be able to accurately identify emerging markets or that any products we have or will develop will not be rendered obsolete as a result of technological developments. We believe that competition in our business will intensify as technological advances in the field are made and become more widely known. Many companies with substantially greater resources than ours are engaged in the development of products similar to those we sell. Commercial availability of such products could render our products obsolete, which would have a material adverse effect on our company.

We may be subject to increased government regulation.

         We are not subject to government regulation in the manufacture and sale of our products or in the components in our products. However, our resellers and end users will be subject to numerous federal, state, local and foreign regulations that stem from proposed activities in surveillance. Security and surveillance systems, including cameras, raise privacy issues. Our products involve both video and audio. The regulations regarding the recordation and storage of this data are uncertain and evolving. For example, under the Federal wiretapping statute, the audio portion of our surveillance systems may not record people's conversations without their consent. Further, there are state and federal laws associated with recording video in non-public places. Shipments of our products internationally may be regulated as to certain countries that raise national security concerns. All of these regulations may be amended in response to new scientific evidence or political or economic considerations. Any significant change in regulations could adversely affect demand for our products in regulated markets.

Risks Relating to our Common Stock and the Offering

Our stock price has been and may continue to be very volatile.

         The market price of the shares of our common stock has been, and is likely to be, highly volatile and could be subject to wide fluctuations in response to factors such as:

         o         actual  or   anticipated   variations   in  our   results  of
                   operations;
         o announcements of new products or technological innovations by us or our competitors; and
         o general conditions in the digital imaging and computer industries.

         Further, the stock markets have experienced extreme price and volume fluctuations that have particularly affected the market prices of equity securities of many technology companies and that often have been unrelated or disproportionate to the operating performance of such companies. These broad market fluctuations may significantly and negatively affect the market price of our common stock.

We have issued options and warrants that could have a dilutive effect on our stockholders.

     We have in the past, and will likely in the future, issue options and warrants to acquire our common stock to employees and consultants to reward them for services rendered to us. The combination of these outstanding options and warrants pursuant to consulting and employment agreements could, upon exercise, have a dilutive effect on our stockholders. As of March 1, 2001, we had issued options to purchase 107,690 shares of our common stock, exercisable at prices ranging from $.01 to $2.07 per share, with a weighted average exercise price of approximately $1.63 per share and warrants to purchase 754,000 shares of our common stock, exercisable at prices ranging from $.50 to $2.25 per share with a weighted average exercise price of approximately $1.97 per share. The increase in the outstanding shares of our common stock as a result of the exercise of the options and warrants could result in a significant decrease in the percentage ownership of our common stock by the purchasers of our common stock.

Since we are subject to the penny stock rules, we are subject to extensive government regulation, which makes it more difficult and expensive to raise necessary capital and could impact the market for the shares.

         Our common stock is subject to the "penny stock" rules. As long as the price of our shares remains below $5.00 and we are unable to obtain a listing of our stock on the NASDAQ System or other national stock exchange, we will be subject to the "penny stock" rules. In general, the penny stock rules impose requirements on securities brokers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000 together with their spouse), which tend to reduce the level of trading activity in a stock. Among other things, these rules require that securities brokers:

         o make a special suitability determination before recommending a penny stock;
         o         deliver a risk disclosure document prior to purchase;
         o disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market; and
         o provide customers with monthly statements containing recent price information.

Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability to sell our common stock in the secondary market.

         In addition, we may decide to register additional shares of common stock under the Securities Act after the closing of this offering for use by us as consideration for future acquisitions. If we so decide, upon registration and issuance, these shares generally will be freely tradable, unless the resale thereof is contractually restricted or unless the holders thereof are subject to the restrictions on resale provided under the Securities Act.

Future sales of our common stock in the public market may depress our stock and could limit our ability to raise capital.

         The introduction of the shares offered under this prospectus into the public market could depress the market price for our shares. In addition, we have approximately 5,213,000 shares that are not registered, but could be sold in limited amounts and with certain restrictions in the public market pursuant to Rule 144 under the Securities Act. If the stockholders holding these shares sell them in the public market, it could depress the price of our stock. Such sales, or even the potential for such sales, could also effect our ability to raise capital through the sale of equity securities.

The market for our company's securities is limited and may not provide adequate liquidity.

         Our common stock is currently traded on the Over-The-Counter Bulletin Board (the "OTCBB"). As of March 1, 2001, there were 16 active market makers of our common stock. In order to trade shares of our common stock, you must use one of these 16 market makers, unless you trade your shares in a private transaction. The average daily trading volume, as reported by the OTCBB over the past 12 months commencing March 1, 2000 was 60,910 shares. However, in the 120 days prior to March 1, 2001, the actual trading volume ranged from a low of 1000 shares of common stock to a high of 280,500 shares of common stock. This low trading volume means there is limited liquidity in our shares of common stock which result in a limited trading market for our common stock. In addition, the price of our common stock as traded on the OTCBB is extremely volatile. During the 120 days prior to March 1,, 2001, the price difference between the daily low and high price of our common stock as traded on the OTCBB ranged from a low of $.375 per share to a high of $1.0934 per share. The variance in our share price occurring on a daily basis makes it extremely difficult to forecast with any certainty the stock price at which you may might be able to buy or sell your shares of our common stock.

              CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

         This prospectus contains forward-looking statements under the federal securities laws. We caution you to be aware of the speculative nature of "forward-looking statements". We intend to identify forward-looking statements in this prospectus using words such as "believes," "intends," "expects," "may," "will," "should," "plan," "projected," "contemplates," "anticipates," or similar statements. These statements are based on our good faith beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve known and unknown risks, uncertainties and assumptions that could cause actual future results to differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section of this prospectus. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. In making these cautionary statements, we are not committed to addressing or updating each factor in future filings or communications regarding our business or results, or addressing how any of these factors may have caused results to differ from discussions or information contained in previous filings or communications.

                        PROCEEDS FROM SALE OF THE SHARES

         All of the shares of common stock in this Reoffer Prospectus are being offered by the selling stockholder. We will not receive any proceeds from the sale of the shares of common stock.

                               SELLING STOCKHOLDER

         The shares offered under our Reoffer Prospectus are being registered for reoffers and resales by the selling stockholder, Gunther Than, who has acquired his shares of our common stock under his employment agreement. The selling stockholder may resell all, a portion, or none of his shares of our common stock. There is no assurance that the selling stockholder will sell any or all of his shares of our common stock offered by him.

         The following table sets forth certain information concerning the selling stockholder as of the date of this Reoffer Prospectus, and as adjusted to reflect the sale by the selling stockholder of the shares of our common stock offered, assuming sale of all of the shares offered: Number of Shares

Name                        Beneficially Owned Prior    Registered by the       Beneficially Owned After
                                to Offering(1)          Prospectus(2)(3)                Offering
                            Number            Percent                           Number        Percent(4)

Gunther Than                2,385,940         21.2%          100,000            2,285,940      20.3%
  President and Chief
  Executive Officer


(1) Represents shares beneficially owned by the named individual, including shares that such person has the right to acquire within 60 days of the date of this Reoffer Prospectus. The selling stockholder referred to above has sole voting and sole investment power.

(2) 480,000 shares are to be issued to Gunther Than per year pursuant to his employment agreement of which 100,000 have been registered pursuant to our March 23, 2001 Registration Statement on Form S-8 (which is renewed automatically unless terminated).

(3) Does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares of common stock offered shall be determined from time to time by the selling stockholder in his sole discretion.

(4) Based upon 11,248,620 Shares outstanding as of March 23, 2001.



                        HOW THE SHARES MAY BE DISTRIBUTED

         The selling stockholder may sell shares of our common stock in various ways and at various prices. Some of the methods by which the selling stockholder may sell his shares of common stock include:

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         o        privately negotiated transactions;

         o block trades in which the broker or dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by that broker or dealer for the selling stockholder's account under this Reoffer Prospectus;

         o        sales  under  Rule  144  rather  than by  using  this  Reoffer
                  Prospectus;

         o        a combination of any of these methods of sale; and

         o        any other legally permitted method.

         The applicable sales price may be affected by the type of transaction.

         The selling stockholder may also pledge his shares of common stock as collateral for a margin loan under his customer agreements with his broker. If there is a default by the selling stockholder, the brokers may offer and sell the pledged shares of common stock.

         Brokers or dealers may receive commissions or discounts from the selling stockholder (or, if the broker-dealer acts as agent for the purchaser of the shares of common stock, from that purchaser) in amounts to be negotiated. These commissions are not expected to exceed those customary in the types of transactions involved.

         We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by the selling stockholder in connection with sales of the shares of common stock.

         Any broker-dealers or agents that participate with the selling stockholders in sales of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         Under the securities laws of certain states, the shares of common stock may be sold in those states only through registered or licensed broker-dealers. In addition, the shares of common stock may not be sold unless they have been registered or qualified for sale in the relevant state or unless the shares of common stock qualify for an exemption from registration or qualification.

         We  have  agreed  to  pay  all  fees  and  expenses   incident  to  the
registration of the shares of common stock.

         The selling stockholder is subject to the applicable requirements of Regulation M promulgated under the Securities Exchange Act of 1934, in connection with sales of the shares of common stock.

                                  LEGAL OPINION

         Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, Baltimore, Maryland has advised us with respect to the validity of the securities being offered in this prospectus. Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC serves as our counsel.

                                     EXPERTS

         The financial statements included in our annual report on Form 10-KSB incorporated by reference in this Reoffer Prospectus have been audited by Stegman & Company LLP, independent public accountants, to the extent and for the periods set forth in their report incorporated in this prospectus by reference, and are incorporated herein in reliance upon that report given upon the authority of Stegman & Company LLP as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the information requirements of the Exchange Act and file reports, proxy statements and other information with the SEC. You may read and copy any report that we file at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0880 for more information about the public reference rooms. Our Securities and Exchange Commission filings are also available from the Securities and Exchange Commission's website located at HTTP://WWW.SEC.GOV.

                     Our main office is located at 9693 Gerwig Lane, Suite O, Columbia, Maryland 21046.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that we have previously filed with the SEC pursuant to the Exchange Act, as of their respective dates, are incorporated by reference and considered to be part of this prospectus:

         (i) Our Annual Report on Form 10-K and 10-KSB for the fiscal year ended December 31, 1999.

         (ii) Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

         (iii) Our Current Report on Form 8-K dated and filed April 14, 2000 and February 28, 2000.

         (iv) Our Current Report on Form 8-K/A dated February 28, 2000 and filed April 12, 2000.

         (v) Our Definitive Information Statement for the Annual Meeting of Shareholders on June 30, 2000, filed on May 3, 1999.

         (vi) Our registration statements on Form SB-2 Registration Numbers 333-94411 and 333-55394.

         (vii) Our registration statements on Form S-8 Registration Numbers 333-52132 and 333-57544.

         All other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and before the filing of a post-effective amendment which indicates that all of the shares offered by this prospectus have been sold or that all shares then remaining unsold have been deregistered will be deemed to be incorporated by reference in and made a part of this prospectus from the date of filing of these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a document subsequently filed modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, Registration Number 333-52132 filed on December 19, 2000, with respect to the common stock covered by this Reoffer Prospectus. This Reoffer Prospectus, which is a part of the registration statement, does not contain all the information set forth in, or annexed as exhibits to, the registration statement, as permitted by the SEC's rules and regulations. For further information with respect to us and the common stock offered under this Reoffer Prospectus, please refer to the registration statement, including the exhibits, copies of which may be obtained from the locations described above. Statements concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement.

         You can obtain any of the documents incorporated by reference in this document through us or the SEC through the SEC's web page at the address disclosed above. Documents incorporated by reference are available from us without charge (other than exhibits to such documents). You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone. Written requests should be directed to:

                               View Systems, Inc.
                            6939 Gerwig Lane, Suite O
                            Columbia, Maryland 21046
                         Attention: Corporate Secretary

         Telephone requests may be directed to the Corporate Secretary of View Systems, Inc. at (410) 290-5919.

         We have not authorized anyone to give any information or to make any representation that is not contained in this prospectus, or in any of the materials we have incorporated into this prospectus and if any information or representation is given or made, you should not rely upon it as having been authorized. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities to which this prospectus relates is unlawful, or if you are a person to whom it is unlawful to make an offer or solicitation, then the offer presented in this prospectus does not extend to you. Neither delivery of this prospectus nor any sale of securities to which this prospectus relates will, under any circumstances, imply or create any implication that there has been no change in the affairs or condition of us since the date of this prospectus or that the information contained herein is correct as of any time subsequent to the date of this prospectus.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Florida corporations are authorized to indemnify against liability any person who is a party to any legal proceeding because such person is a director or officer of the corporation. The officer or director must act in good faith and in a manner reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, have no reasonable cause to believe the conduct was unlawful. Florida law does not allow indemnification for an act or omission that involves intentional misconduct or a knowing violation of a law. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is found liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. Indemnification is required if a director or officer has been successful on the merits.

         The indemnification authorized under Florida law is not exclusive and is in addition to any other rights granted to officers and directors. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director. Our articles of incorporation provide for the indemnification of directors and executive officers to the maximum extent permitted by Florida law.

         As indemnification for liabilities arising under the Securities Act may be permitted our directors, or officers or persons controlling us, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Securities and Exchange Commission (the "Commission") by View Systems, Inc. (the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are, as of their respective dates, hereby incorporated by reference in this Registration
Statement:

            (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

            (ii) Quarterly Reports on Form 10-QSB for the quarters ended March 30, 2000, June 30, 2000 and September 30, 2000.

            (iii) Current Report on Form 8-K dated and filed April 14, 2000 and February 28, 2000.

            (iv) Current Report on Form 8-K/A dated February 28, 2000 and filed April 12, 2000.

            (v) The Company's Definitive Information Statement for the Annual Meeting of Shareholders on June 30, 2000, filed on May 3, 1999.

            (vi) The registration statement on Form SB-2 Registration Number 333-94411.

            (vii) The registration statement on Form S-8 Registration Number 333-52132.

All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all of the Company's shares of Common Stock, par value $.001 per share (the "Shares"), offered hereby have been sold or that all Shares then remaining unsold have been deregistered shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a document subsequently filed modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Florida corporations are authorized to indemnify against liability any person who is a party to any legal proceeding because such person is a director or officer of the corporation. The officer or director must act in good faith and in a manner reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, have no reasonable cause to believe the conduct was unlawful. Florida law does not allow indemnification for an act or omission that involves intentional misconduct or a knowing violation of a law. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is found liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. Indemnification is required if a director or officer has been successful on the merits.

The indemnification authorized under Florida law is not exclusive and is in addition to any other rights granted to officers and directors. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director. The Company's articles of incorporation provide for the indemnification of directors and executive officers to the maximum extent permitted by Florida law.

As indemnification for liabilities arising under the Securities Act may be permitted the Company's directors, or officers or persons controlling the Company, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibits.
Copies of the following documents are included as exhibits to this registration statement pursuant to Item 601 of Regulation S-K.


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SEC
Exhibit
No.               Description

3.01              Articles of Incorporation*

3.02              Bylaws*

4.01              Specimen certificate for Common Stock*

5.01 Letter opinion, including consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, regarding legality of Common Stock to be issued pursuant to the Employment Agreements of Gunther Than.**

23.01 Consent of Stegman & Company, LLP, independent certified public accountants.**

99.01             Employment Agreement between Registrant and
                  Gunther Than.**
-----------------------------------
*Incorporated by reference
**Filed herewith

ITEM 9.  UNDERTAKINGS.

(a) The undersigned Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against

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such liabilities  (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on this 23 day of March, 2001.


                                        VIEW SYSTEMS, INC.


                                        By:  /s/Gunther Than
                                            -------------------------------
                                                Gunther Than, President and
                                                    Chief Executive Officer


                                        By:  /s/Martin Maassen
                                             ------------------------------
                                                Martin Maassen,
                                                    Chairman of the Board



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